EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 (No. 333-132252) of Global Enterprises (Nevada), Inc. of our report dated October 5, 2006 relating to the July 31, 2006 and December 31, 2005 financial statements of Global Enterprises (Nevada), Inc., which appear in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.







                                                /s/ ASHER & COMPANY, Ltd.
                                                ------------------------
                                                Asher & Company, Ltd.

Philadelphia, Pennsylvania
October 6, 2006





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